                                                                    Exhibit 9(b)



                                 STATE STREET

                       MONEY TRANSFER SERVICES AGREEMENT



STATE STREET BANK and TRUST COMPANY
P.O. Box 351
BOSTON, MASSACHUSETTS 02101

      The undersigned has been duly empowered to take all necessary steps on behalf of (the "Company") including the execution of this Agreement, to implement procedures for the transfer of any of the Company's funds on deposit with State Street Bank and Trust Company (the "Bank") in the manner described below. The following provisions shall govern such transfers:

 1. The Company has listed on Exhibit A those persons who are authorized to order such transfers ("Authorized Representatives"). Such transfers will be effected, in accordance with this Agreement, upon the receipt by the Bank of any telephonic, telegraphic, electronic, data communications, magnetic media, fax, oral or written instruction other than a check, draft, or similar negotiable instrument ("Order") from an Authorized Representative. The Order shall include instructions with respect to any intermediary bank to be used by the Bank in carrying out the Order. The Bank is authorized to rely on any Order believed by it in good faith to have been given by an Authorized Representative, The Bank may electronically record any Orders given by telephone, and any other telephone discussions with respect to the transfer services.

 2. The Company shall specify in Exhibit A any desired instructions relating to Orders, including any limitations on the authority of the Authorized Representatives of accounts to be charged. Failure to specify any limitations shall mean that there are no such limitations. These instructions may be amended in writing by the Company from time to time effective upon receipt by the Bank of a new duly authenticated Exhibit A, provided such notice is received in a timely manner so as to offer the Bank a reasonable opportunity to act on such notice.

 3. (a) Upon the receipt of any Order, the Bank shall charge the account designated. The Bank reserves the right to charge any other account of the Company in the event no account is designated or if designated, such account contains insufficient collected balances.

      (b) The Company agree that the Bank reserves the right to decline to process or delay in processing any Order (i) which is in excess of the collected funds balance in the account to be charged as of the time of the Bank's receipt of the order, or (ii) if initiating such Order, would cause the Bank, in the Bank's sole judgment, to exceed any volume, aggregate dollar, network, time, or similar limits upon wire transfers which are applicable to the Bank, or (iii) if the Bank, in good faith, is unable to satisfy itself that the transaction has been properly authorized by the applicable Company.

 4. (a) In performing the transfer services which are the subject of this Agreement, the Bank shall exercise reasonable care and shall be liable to the Company only for losses which are caused directly by the Bank's failure to exercise such care. In no event shall the Bank be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute an Order. The Bank shall be kept indemnified and be without liability for any action taken or thing done by it in carrying out the terms of this Agreement, including reasonable attorneys fees, provided that the Bank has acted in good faith and has not been guilty of negligence.

      (b) In carrying out an Order, the Bank may rely only upon the identifying number of a credit party even if it identifies a person different from the credit party. The Company assumes full responsibility for any inconsistency between name and identifying number in all Orders sent to the Bank. In the event of any inconsistency between the name and identifying number of a credit party in an Order, the Company shall be responsible to the Bank for any loss, liability, expense or damage the Bank may incur, including reasonable attorneys' fees.

 5. In connection with the money transfer services, the Bank shall prepare and provide to the Company reports of daily activity within the account. Reports and advices shall be deemed to have been accepted by the Company as correct unless the Bank is notified in writing by the Company of any errors, omissions or irregularities within thirty (30) days of the receipt of such reports and services.

 6. The Company agrees to abide by the Bank's security procedures specified in Exhibit B, and to regard and preserve as confidential all information obtained with respect to such security procedures. The use of an agreed upon security procedure shall be conclusive evidence that the Order has been duly authorized by the Company. The Company is responsible for the accuracy of any confirmatory reading of a callback of the Order made on the part of the Bank. The Company will immediately notify the Bank of any termination of employees who have access to such information.

 7. Orders must be received by the Bank in accordance with its applicable cutoff times established from time to time (Exhibit C). The Bank will use reasonable efforts to act on all authorized requests to cancel or amend Orders received, but the Bank cannot guarantee that requests received will become effective. If the cancellation or amendment request is received subsequent to the Bank's ability to alter the Order, a request to cancel or amend the Order will be forwarded to the next party. Cancellation or amendment of the Order will become effective upon agreement of the next party in the chain of the transaction.

8. Either party may terminate this Agreement by giving written notice by regular mail to the other party, such notice not affecting rights and duties accrued prior to such time.

9. The Bank shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

10. This Agreement and all documents relating thereto including, without limitation, confirmations and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic or other microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

11. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, applicable Federal laws and regulations, and funds transfer system rules.


                                       EACH OF THE FUNDS LISTED ON SCHEDULE A

                                       By:
                                          -----------------------------------

                                       Title:
                                             --------------------------------

                                       By:
                                          -----------------------------------

                                       Title:
                                             --------------------------------



                                       STATE STREET BANK AND TRUST COMPANY

                                       By:
                                          -----------------------------------

                                       Title:
                                             --------------------------------

                                       Date:
                                            ---------------------------------

                                       Effective Date:
                                                      -----------------------

                       MONEY TRANSFER SERVICES AGREEMENT

               WIRE TRANSFER INSTRUCTION - DELIVERY ALTERNATIVES
                            CUSTOMER SELECTION FORM



     Please select one or more of the wire transfer instruction delivery alternatives and associated Security Procedures indicated below. An explanation of each security procedure is outlined in Exhibit B.


                             DELIVERY ALTERNATIVES

     The alternatives for delivering funds transfer instructions are listed below. Please note that instructions received via phone, facsimile, or mail require clients to select a telephone call back procedure.


  ________  Funds Transfer System (FTS) - a proprietary State
            Street Bank micorcomputer based wire transfer system that enables a customer to electronically transmit authenticated repetitive and random FedWire, CHIPS or internal bank transfer instructions to the Bank.

  ________  Phone, Facsimile Transmission or Mail with telephone callback.

  ________  Pre-established authorized transfers with telephone callback.

                                   EXHIBIT A

                        AUTHORIZED REPRESENTATIVE LIST

CUSTOMER NAME:   ___________
ACCOUNT NUMBER(S):
ADDRESS: _____________
 __________
            _____________

                     DOLLAR                      ALL              REPETITIVE
                     LIMITS                      TRANSFERS        TRANSFERS
AUTHORIZED REPRESENTATIVES                       ( )       ONLY   ( )











____________________________________________________
_____________
  APPROVAL   (FOR STATE STREET BANK USE ONLY)                       DATE


                        Please type all documentation.

                                   EXHIBIT B

                       MONEY TRANSFER SERVICES AGREEMENT
                   DELIVERY METHODS AND SECURITY PROCEDURES
                                 DESCRIPTIONS

The following is a list of wire transfer instruction delivery methods and related security alternatives. State Street Bank (Bank) prefers to receive wire transfer instructions via transmission over secured networks.

FUNDS TRANSFER SYSTEM

  Funds Transfer System (FTS) is a proprietary microcomputer based wire transfer system. FTS enables customers to electronically transmit authenticated repetitive and random Fedwire, CHIPS or internal book transfer instructions to the Bank. The authentication process occurs when a transaction is transmitted to the Bank. This product also features a number of security features resident on the microcomputer program. These include:

     . assignment of unique user identification code and password for product access
     .    segregation of input and verify functions by user
     .    establishment of dollar limits for payment files
     .    bank monitoring of files above established dollar limits
     .    availability of transaction audit and status reports
     .    data residing on the microcomputer is encrypted.

FTS is the most secure method of wire transfer instruction origination available from State Street Bank. Current cut-off time is 4:15 PM EST/EDT.

TELEPHONE, FACSIMILE TRANSMISSION OR MAIL WITH TELEPHONE CALLBACK

  Customers may initiate wire transfer requests through their authorized representative(s), as noted on Exhibit A of this agreement, by telephone, facsimile transmission or mail. The authenticity of such request will be verified by a telephone callback to another authorized representative, as noted on Exhibit A of this agreement. Current cut-off time for non-repetitive transfers is 2:30 PM EST/ETD and for repetitive transfers is 3:30 PM EST/EDT.

PRE-ESTABLISHED AUTHORIZED TRANSFERS

     Pre-established transfers are repetitive wire transfers which are originated by a client with a certain degree of frequency (at least once a quarter) and with no change from transfer to transfer in the debit DDA account at State Street Bank, the destination institution, and the beneficiary account name and number at the destination institution. Only value date and currency amount vary from instruction to instruction. The currency amount is allowed to change, but should be limited by a defined "not to exceed" amount which is set at the time the pre-established transfer is requested.

Note: For customers selecting pre-established authorized transfers, until the pre-authorized transfers are set up, initially transfer instructions will be initiated by telephone, facsimile transmission or mail with telephone callback as security procedure.

                                   EXHIBIT B

                              SECURITY PROCEDURES

                              TELEPHONE CALL BACK

AUTHORIZED REPRESENTATIVE LIST

  The authenticity of the caller for all phone transfers will be verified using a list of authorized individuals provided by the customer in Exhibit A.

VERIFICATION

I. All voice initiated, repetitive, non-repetitive and/or third party transfers will be verified by a telephone call back procedure by State Street Bank. All instructions received via mail or facsimile transfer will also be verified by a telephone call back procedure by State Street Bank.

II. Call beck verification for repetitive, non-repetitive and/or third party wires will be accomplished by a State Street Bank employee other than the individual who received the original request.

III. The call back will be placed to the switchboard telephone number at the customer location, or a direct line that has been previously authorized, in writing.

IV. The State Street employee verifying the transfer will ask to speak with an authorized customer employee other than the one who placed the initial call to State Street.

V. The State Street employee will read back all information contained in the transfer so that the customer can identify the message being verified.

VI. The State Street employee will release the message for processing once the customer has verbally approved the callback verification.

VII. Transfers which are incorrect will be canceled or repaired and will result in a second callback for verification.


     ONE TIME PAD (OR RANDOM DAILY TEST KEY)

     A ONE TIME PAD IS A RANDOMLY GENERATED NUMBER UNIQUE TO EACH PAYMENT INSTRUCTION. ITS NAME DERIVES FROM THE FACT THAT IT IS COMMONLY IMPLEMENTED BY ISSUING A "PAD" OF NUMBERS TO EACH USER, WITH EACH PAGE OF THE PAD CONTAINING A SET OF RANDOM NUMBERS. THE RANDOM NUMBERS, IN SEQUENCE, ARE APPLIED TO THE WIRE TRANSFER INSTRUCTION(S). THE AUTHENTICITY OF THE INSTRUCTION IS VERIFIED BY THE BANK THROUGH COMPARISON OF THE RANDOM NUMBER AGAINST THE PAD MAINTAINED BY THE BANK. PAYMENT WILL NOT BE MADE AGAINST INSTRUCTIONS FAILING THIS TEST.